Exhibit 10.16

                             TELLABS, INC.
                         RESTRICTED STOCK AWARD
                                  for
                            JOHN E. VAUGHAN


   1.1  Certain Definitions

        "Award" shall mean this Award which is a right to receive
        Restricted Stock.

        "Board" shall mean the Board of Directors of Tellabs, Inc.
        ("Tellabs").

        "Cause" shall mean any act of deliberate dishonesty with respect to Tellabs, conviction of a felony, significant activities harmful to the reputation of Tellabs, refusal to perform or substantial disregard of duties properly assigned, or significant violation of any Tellabs policy or any statutory or common law duty of loyalty to Tellabs.

        "Committee" shall mean the Compensation Committee of the Board of Tellabs or any successor Committee thereto.

        "Common Stock" means the common stock of Tellabs, Inc.

        "Disability" shall mean the inability of the Recipient to perform substantially such Recipient's duties and responsibilities for a continuous period of at least six months, as determined by the Committee in its sole discretion.

        "Fair Market Value" shall mean the average of the high and low transaction prices of a share of Common Stock as reported in the National Association of Securities Dealers Automated Quotation National Market System ("NASDAQNMS") on the date as of which such value is being determined, or, if the Common Stock is not listed on the NASDAQNMS, the average of the high and low transaction prices of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined, or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        "Recipient" means John E. Vaughan.

        "Restricted Stock" shall mean shares of Common Stock awarded pursuant to this Award.



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   1.2 Administration

        This Award shall be administered by the Committee. The Committee shall, subject to the terms of this Award, interpret this Award and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Award. All such interpretations, rules and regulations shall be conclusive and binding on all parties.

        The Committee may delegate some or all of its power and authority hereunder to the President and Chief Executive
        Officer or other executive officer of Tellabs or a Subsidiary (other than the Recipient) as the Committee deems appropriate.


2. RESTRICTED STOCK AWARD

   2.1 Restricted Stock Award

        Tellabs hereby grants 10,000 shares of Restricted Stock to Recipient subject to the terms hereof.

   2.2  Terms of Restricted Stock Award

        This Award shall be subject to the following terms and conditions.

        a.  Vesting and Forfeiture

            One-half of the number of shares of Common Stock subject to this Award shall vest and be payable on May 1, 1998 and the other half of such number shall vest and be payable on May 1, 1999, in each case, subject to Section 2.3, if the Recipient remains continuously in the employment of Tellabs or a Subsidiary until such dates. Recipient shall forfeit the unvested portion of any such shares if Recipient does not remain continuously in the employment of Tellabs or a Subsidiary as specified above, except as otherwise provided in Section 2.3 hereof.

        b.  Shares Certificates

            Upon the vesting of a portion of the Award pursuant to
            Section 2.2(a) or 2.3(b), in each case subject to Tellabs or a Subsidiary rights to require payment of any taxes in accordance with Section 3.2, a certificate or certificates evidencing ownership of the number of shares of Common Stock so vested shall be delivered to and in the name of the Recipient.

   2.3  Termination of Employment

        a.  Termination Resulting in Forfeiture

            If (i) employment with Tellabs or a Subsidiary of the Recipient of the Award is terminated by Tellabs or a

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            Subsidiary for Cause, (ii) such employment terminates by
            reason of the Recipient's Disability or death, or (iii) the Recipient voluntarily terminates his employment with Tellabs or a Subsidiary for any reason, the portion of such Award which is not vested pursuant to Section 2.2(a) shall be forfeited by such Recipient and such portion shall be canceled by Tellabs.

        b.  Other Termination

            If Tellabs or a Subsidiary terminates the employment of the Recipient of the Award for any reason other than as provided in Section 2.3(a), the portion of such Award which is not otherwise vested shall vest pursuant to Section 2.2(a) without regard to such termination and be payable within thirty (30) days of such termination, in accordance with Section 2.2(b).

3. GENERAL

   3.1  Amendments

        The Board or the Committee may amend this Award as it shall deem advisable, provided, however, that no amendment may adversely impact the rights of the Recipient in the outstanding Award without the consent of the Recipient.

   3.2  Tax Withholding

        Tellabs shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to the Award made hereunder, payment by the Recipient of such Award of any federal, provincial, local or other taxes which may be required to be withheld or paid in connection with such Award. The Committee may allow shares of Common Stock to be delivered or withheld having an aggregate Fair Market Value not in excess of the minimum amount required to be withheld and in such event, any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the Recipient.

   3.3  Adjustment

        In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Common Stock other than a regular cash dividend, the number and class of securities subject to the outstanding Award shall be adjusted or modified accordingly, as determined by the Committee, which adjustment may include providing for payment of an asset not constituting a security upon the vesting of an outstanding Award. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being subject to the Award, Tellabs shall pay the

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        Recipient of such Award, in connection with the first vesting of such Award, in whole or in part, occurring after such adjustment, an amount in cash determined by multiplying (a) the fraction of such security (rounded to the nearest hundredth) by
        (b) the excess, if any, of the Fair Market Value on the vesting date.

   3.4  No Assignment

        It is a condition of this Award, and the rights of the Recipient shall be subject thereto, that no right or interest of the Recipient shall be assignable or transferable in whole or in part, either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge or bankruptcy, and no right or interest of any the Recipient under this Award shall be liable for, or subject to, any obligation of the Recipient, including claims for alimony or the support of any spouse.

   3.5  No Right of Employment

        The Award made hereunder shall not confer upon any person any right to continued employment by Tellabs, Tellabs International, Inc. or any Subsidiary or affiliate thereof or affect in any manner the right of Tellabs, Tellabs International, Inc. or any Subsidiary or affiliate thereof to terminate the employment of any person at any time without liability hereunder.

   3.6  Right as Stockholder

        No person shall have any right as a stockholder of Tellabs with respect to any shares of Common Stock or other equity security of Tellabs which is subject to an Award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security. Tellabs' obligation to deliver shares of Common Stock pursuant to this Award shall be unfunded, and Tellabs shall not be obligated to set aside any of its assets for the purpose of satisfying its obligations hereunder. The claims of the Recipient of an Award shall be solely those of an unsecured creditor of Tellabs.

   3.7  Governing Law

        The corporate law of the State of Delaware shall govern all issues concerning the relative rights of Tellabs and the Recipient with respect to this Award. The law of the State of Illinois, except its law with respect to choice of law, shall be controlling in all other matters relating to the Award.

   3.8  Effective Date

        This Award shall become effective on May 1, 1997.





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